Exhibit 99.1

TD SYNNEX Announces Launch of Secondary Public Offering of Common Stock and Concurrent Share Repurchase

FREMONT, CA and CLEARWATER, FL, April 4, 2024 – TD SYNNEX Corporation (NYSE: SNX) (“TD SYNNEX” or the “Company”) today announced a proposed secondary public offering of 5,309,299 shares of its common stock currently held by certain entities managed by affiliates of Apollo Global Management, Inc. (the “Selling Stockholders”), which represent all the remaining shares owned by the Selling Stockholders. TD SYNNEX is not selling any shares of its common stock and will not receive any proceeds from the sale of the shares by the Selling Stockholders in the offering.

In addition, the Company has authorized the purchase from the underwriters of 1,750,000 shares of common stock as part of the secondary public offering (the “Concurrent Share Repurchase”). The Concurrent Share Repurchase is part of the Company’s existing share repurchase program. The Company intends to fund the Concurrent Share Repurchase from existing cash on hand. The underwriters will not receive any compensation for the shares being repurchased by the Company.

J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, and RBC Capital Markets, LLC are acting as joint bookrunners and underwriters for the offering.

Shelf registration statements (File No. 333-259270 and File No. 333-274915) relating to the resale of the shares were previously filed with the Securities and Exchange Commission (the “SEC”) and became effective on September 2, 2021 and October 10, 2023, respectively. The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and, when available, may be obtained by contacting: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone: 1-866-803-9204, or by emailing at prospectus-eq_fi@jpmchase.com; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at 1-800-831-9146; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com; Mizuho Securities USA LLC, Attention: Equity Capital Markets, 1271 Avenue of Americas, New York, NY, 10020, by phone at (212) 205-7600, or by email at US-ECM@mizuhogroup.com; RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, New York 10281, or by telephone at (877) 822-4089, or by email at equityprospectus@rbccm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About TD SYNNEX

TD SYNNEX is a leading global distributor and solutions aggregator for the IT ecosystem. We’re an innovative partner helping more than 150,000 customers in 100+ countries to maximize the value of technology investments, demonstrate business outcomes and unlock growth opportunities. Headquartered in Clearwater, Florida, and Fremont, California, TD SYNNEX’s approximately 23,000 co-workers are dedicated to uniting compelling IT products, services and solutions from 2,500+ best-in-class technology vendors. Our edge-to-cloud portfolio is anchored in some of the highest-growth technology segments including cloud, cybersecurity, big data/analytics, AI, IoT, mobility and everything as a service. TD SYNNEX is committed to serving customers and communities, and we believe we can have a positive impact on our people and our planet, intentionally acting as a respected corporate citizen. We aspire to be a diverse and inclusive employer of choice for talent across the IT ecosystem.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “propose,” “will,” “expect,” “shall,” and similar terms or the negative of such terms, and include, without limitation, statements regarding the expected timing, size, and completion of the proposed offering, and other information that is not historical information. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include risks and uncertainties related to completion of the public offering on the anticipated terms or at all, market conditions and the satisfaction of customary closing conditions related to the public offering. More information about the risks and uncertainties faced by TD SYNNEX is contained in the section captioned “Risk Factors” in the prospectus supplement related to the public offering and from time to time in the Company’s Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2023, as well as subsequent SEC filings. The forward-looking statements contained in this release are as of the date of this release, and, except as required by law, TD SYNNEX does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

Contact:

Liz Morali

Investor Relations

510-668-8436

ir@tdsynnex.com

Bobby Eagle

Global Corporate Communications

727-538-5864

bobby.eagle@tdsynnex.com